WHOLESALE POWER CONTRACT

                                     between

                        PSEG ENERGY RESOURCES & TRADE LLC

                                       and

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

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                                TABLE OF CONTENTS


Section Title                                                             Page
-------------                                                             ----

1.0      Definitions.........................................................1

2.0      Commitments and Availability........................................4

3.0      Point of Delivery...................................................4

4.0      Scheduling .........................................................5

5.0      Scheduling Coordination Services....................................5

6.0      Authority to Act as Agent...........................................6

7.0      Billing and  Payment ...............................................7

8.0      Price...............................................................8

9.0      Events of Default...................................................9

10.0     Interruptions and Curtailments.....................................10

11.0     Indemnification....................................................10

12.0     Limitation of Liability............................................10

13.0     Force Majeure......................................................10

14.0     Term ..............................................................11

15.0     Miscellaneous......................................................11

                            WHOLESALE POWER CONTRACT

      THIS WHOLESALE POWER CONTRACT ("Agreement"), made and entered into as of this day of, 1999 by and between PSEG Energy Resources & Trade LLC, a Delaware limited liability company, herein referred to as "ERT", and Public Service Electric and Gas Company, a New Jersey Corporation, herein referred to as "PSE&G".

                                   WITNESSETH

      WHEREAS, on April 21, 1999 the New Jersey Board of Public Utilities ("NJBPU") issued an order summarizing the terms of a final order to be issued ("NJBPU Order") requiring PSE&G to transfer all of its nuclear and fossil electric generating assets to one or more separate affiliated corporate entities;

      WHEREAS, the NJBPU Order directs PSE&G to supply Basic Generation Service ("BGS") for a period of at least three years to those retail customers served from its system that choose not to purchase their power supply from alternative competitive suppliers;

      WHEREAS, the NJBPU Order requires that, in order to ensure the reliability of supply for BGS provided by PSE&G, to remove the risk of price volatility from the regulated utility in providing such service, and to further ensure that PSE&G can meet its obligations under its Off-Tariff Rate Agreements, PSE&G shall enter into a full requirements contract with an affiliate for energy, capacity, losses and ancillary services needed by PSE&G for such specified retail load during the time period that PSE&G is acting as the BGS supplier in its service territory,

      WHEREAS, ERT and PSE&G are entering into this Agreement for the purpose of establishing the terms and conditions under which ERT will supply such full requirements service to PSE&G for energy, capacity, losses and ancillary services.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Parties hereto agree as follows:

1.0 DEFINITIONS

      For all purposes of this Agreement the following terms as used in this Agreement shall have the following meanings. Except where the context otherwise requires, definitions and terms expressed in the singular will include the plural and vice versa.

      "Adjustment Interest Rate" means the prime interest rate for currency as published from time to time under "Money Rates" by The Wall Street Journal, or its successor, as of the payment due date and/or default date, plus 2%, but in no event shall the Adjustment Interest Rate exceed the maximum interest rate permitted by law.

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      "Aggregate Retail Load" means the BGS and Off-Tariff Rate Agreement retail load of PSE&G during the Delivery Term.

      "Agreement" means this Wholesale Power Contract, including attachments, and any amendments hereto entered into by PSE&G and ERT.

      "Ancillary Services" means one or more of those services that are defined as ancillary services under the PJM OATT or under the applicable open access transmission tariff of another transmission service provider pursuant to which ERT is or may be supplying such services.

      "BGS" means the retail electric generation service provided by PSE&G to its customers in New Jersey in accordance with the New Jersey Electric Discount and Energy Competition Act of 1999, the BPU Order and PSE&Gs BGS tariffs on file with the BPU;

      "Capacity" means the capacity reserves that ERT agrees to sell and PSE&G agrees to purchase pursuant to this Agreement in order to satisfy the requirements for capacity pursuant to the PJM Reliability Assurance Agreement during the Delivery Term.

      "Commission" means the Federal Energy Regulatory Commission or any successor federal agency having regulatory jurisdiction over the Agreement.

      "Energy" means the electric energy that ERT agrees to sell and PSE&G agrees to purchase pursuant to this Agreement to serve the Aggregate Retail Load during the Delivery Term.

      "ERT" means PSEG Energy Resources & Trade LLC, a subsidiary of Public Service Enterprise Group Incorporated, and a limited liability company organized under the laws of the State of Delaware, its successors or assigns.

      "Delivery Term" means the period commencing on the latest of (a) October 1, 1999, (b) the date on which all acceptances and approvals required for this Agreement to become effective have been obtained, or (c) the date this Agreement is executed by the Parties at closing, and ending on July 31, 2002, during which ERT will be obligated to sell and PSE&G will be obligated to purchase Power, losses and Ancillary Services for PSE&G's Aggregate Retail Load.

      "Due Diligence" means the exercise of good faith efforts to perform a required act on a timely basis and in accordance with Prudent Utility Practice, using the technical and manpower resources reasonably available.

      "NJBPU" means the New Jersey Board of Public Utilities.

      "NJBPU Order" means the April 21, 1999 Order issued by the NJBPU ordering, among other things, PSE&G to transfer all electric generating assets to an affiliate(s) and to enter into a full requirements agreement with an affiliate for energy, capacity, Ancillary Services, and losses for PSE&G's BGS customers and Off-Tariff Rate Agreement Customers;

      "Off-Tariff Rate Amendments" Those agreements implemented by the NJBPU prior to the


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execution of this Agreement whereby PSE&G provides electric service to specified customers. The list of such agreements is attached hereto as Attachment 1.

      "Parties" means ERT and PSE&G or the assignee or successor of rights and obligations to this Agreement. Party means one of the Parties.

      "PJM" means PJM Interconnection, LLC, the independent system operator for the PJM control area organized and operating pursuant to the PJM Operating Agreement.

      "PJM Operating Agreement " means the Amended and Restated Operating Agreement of PJM Interconnection, LLC, dated June 2, 1997 and effective January 1, 1998, as such agreement may be amended from time to time.

      "PJM OATT" means the PJM Open Access Transmission Tariff administered by PJM, as such Tariff may be amended from time to time.

      "Point of Delivery" means a point on the electric transmission system, where Power is to be made available to PSE&G under this Agreement. The Point of Delivery shall be the PSE&G Zone within PJM.

      "Power" means Capacity and Energy.

      "Physically Firm" means that (1) Capacity to meet the Aggregate Retail Load shall be provided throughout the Delivery Term and (2) that either Party shall be relieved of its obligations to deliver or receive Energy (but not of its obligation to make payment then due and becoming due with respect to Energy delivered) only to the extent that, and for the period during which, performance is prevented by Force Majeure.

      "Prudent Utility Practice" means any of the practices, methods, and acts required or approved by PJM acting pursuant to the PJM OATT or PJM Operating Agreement, or engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act, but rather to be a spectrum of acceptable practices, methods, or acts.

      "Relevant Control Area" means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to:

            (i) match, at all times, the power output of the generators within the electric power system(s) and Capacity and/or Energy purchased from entities outside the electric power system(s), with the load within the electric power system(s);

            (ii) maintain, within the limits in accordance with Prudent Utility Practice, scheduled interchange with other relevant control areas;


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            (iii) maintain the frequency of the electric power system(s)  within reasonable limits in accordance with Prudent Utility Practice; and

            (iv) provide sufficient generating capacity to maintain operating reserves in accordance with Prudent Utility Practice.

      "Scheduling Coordination Services " means those services other than Power, losses, and Ancillary Services that ERT provides under this Agreement. Scheduling Coordination Services include forecasting Aggregate Retail Load, load following, load scheduling, load balancing, tracking the installed capacity obligations for Aggregate Retail Load within the Relevant Control Area, and acting as PSE&G's agent for the purposes of scheduling transmission service using PSE&G's PJM network Transmission Service or other Transmission Service and managing PSE&G's fixed transmission rights and providing other notices, elections and reports as may be necessary to comply with other Relevant Control Area requirements. Scheduling Coordination Services shall not include any obligation to provide or arrange for retail distribution services after the Point of Delivery.

      "Transmission Service" means the delivery of Power and Ancillary Services pursuant to the PJM OATT or pursuant to another open access transmission tariff or transmission agreement on file with the Commission.

2.0 COMMITMENTS AND AVAILABILITY

      (a) ERT agrees to provide and PSE&G agrees to receive Power, Ancillary Services and losses to meet the full requirements of PSE&Gs Aggregate Retail Load during the Delivery Term.

      (b)   ERT  agrees  to  provide  Scheduling   Coordination   Services,   in
            accordance with the terms and conditions of this Agreement, to PSE&G for PSE&G's Aggregate Retail Load during the Delivery Term.

      (c) Energy will be delivered and provided in the form of three-phase, sixty (60) Hertz, alternating current, with reasonable % variations of frequency and voltage allowed consistent with Prudent Utility Practices.

      (d) ERT shall have the sole discretion to select Power supply resources to provide sufficient quantities of Capacity, Energy, losses and Ancillary Services to PSE&G to meet Aggregate Retail Load; provided, however, that ERT shall comply with all federal and state laws and regulations that require PSE&G or ERT to have a specified environmental mix of power or to disclose the sources of Power used to supply Capacity and Energy during the Delivery Term.

3.0 POINT OF DELIVERY

      3.1 Title to Capacity, Energy, losses and Ancillary Services made available in accordance with this Agreement shall pass to PSE&G at the Points of Delivery.


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

      3.2 ERT shall be responsible for arranging, supplying and paying for any and all transformer, transmission, subtransmission, and/or distribution losses with respect to transformation and delivery of Capacity, Energy and Ancillary Services.

      3.3 Power shall be delivered to the Points of Delivery using PSE&G's network Transmission Service acquired under the PJM OATT or other Transmission Service acquired to serve the Aggregate Retail Load. It is anticipated that PJM will issue one bill for network Transmission Service during the Delivery Term. To the extent that one PJM transmission bill is issued, the Parties agree that ERT will be responsible for payment and receipt of credits set forth on that portion of the PJM transmission bill associated with the PJM accounts listed in Attachment 2. PSE&G shall be responsible for payment of the remaining portion of the PJM bill associated with network Transmission Service for the Aggregate Retail Load.

      3.4 Except as provided in 3.2, PSE&G is responsible for arranging and paying for all distribution services at and from the Point of Delivery.

4.0 SCHEDULING

      4.1 ERT shall schedule with PJM all Capacity, Energy and Ancillary Services sold under this Agreement.

5.0 SCHEDULING COORDINATION SERVICES

      5.1 General.

      ERT shall be PSE&G's exclusive provider of Power, losses and Ancillary Services for PSE&G's Aggregate Retail Load during the Delivery Term, and PSE&G agrees that it will not generate, purchase or otherwise obtain Power, losses or Ancillary Services for use by its Aggregate Retail Load during the Delivery Term unless otherwise agreed to in writing by ERT.

      5.2 Responsibilities of PSE&G.

      PSE&G will be responsible during the Delivery Term for:

      (a) providing ERT with timely and accurate information regarding the BGS and Off-Tariff Rate Agreement retail load being served under this Agreement in order to permit ERT to properly forecast and schedule for PSE&G's Aggregate Retail Load and bill PSE&G. The information provided to ERT by PSE&G will be of a comparable type and in a comparable format to the information PSE&G would provide to any licensed retail supplier serving load in PSE&G's distribution territory. PSE&G shall provide to ERT the details of its Aggregate Retail Load to the degree necessary for ERT to properly and timely forecast, schedule and bill PSE&G for such load. In addition, PSE&G shall provide timely notice to ERT of any changes, either additions or deletions (including loss of or addition of customers and any anticipated change in customer usage or usage patterns), to the retail load being served by PSE&G;


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

      (b) making and maintaining all arrangements, including necessary contractual arrangements, with PJM to ensure that adequate network Transmission Service has been obtained to serve PSE&G's Aggregate Retail Load during the Delivery Term;

      (c) all retail sales of Power to its customers, including but not limited to distribution of Power to retail customers and all billing and collection services associated with providing service to retail customers;

      (d)   coordinating all forecasting, scheduling and billing with ERT; and

      (e) providing ERT all authorizations or other demonstrations of authority required for ERT to gain access to PSE&G's PJM account for the provision of Scheduling Coordination Services, to the extent permitted by PJM rules.

      (f) Paying any load imbalance charges, penalties, costs associated with acquiring or selling supplies due to a shortage or excess of Capacity or Energy, or any other costs attributable to a failure by PSE&G to fulfill its obligations hereunder.

      5.3   Responsibilities of ERT.

      ERT   shall be responsible during the Delivery Term for:

      (a) preparation of load forecasts for the Aggregate Retail Load based upon the information supplied by PSE&G;

      (b) making available sufficient quantities of Power and Ancillary Services to meet the needs of the forecasted Aggregate Retail Load;

      (c) arranging for transmission using PSE&G's network Transmission Service or other transmission Service and Ancillary Services necessary to deliver sufficient quantities of Power to the Point of Delivery;

      (d) scheduling and coordinating with PJM the delivery of Energy to the Points of Delivery; and (e) complying with all environmental disclosure requirements as described in Section 2(d).

      5.4 No Retail Service

      By the provision of Scheduling Coordination Services, ERT in no respect agrees to sell energy or capacity directly to any retail customers or engage in any other retail functions;

6.0 AUTHORITY TO ACT AS AGENT

      6.1 In accordance with the NJBPU Order, PSE&G hereby transfers to ERT and


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

authorizes ERT to act as its agent for the purpose of scheduling, electing and/or using all rights, including fixed transmission rights and their credits, associated with the provision of service for PSE&G's Aggregate Retail Load under this Agreement. ERT shall be responsible for costs related to such scheduling activities to the same degree that it would be responsible for those costs for other load serving entities.

      6.2 During the Delivery Term, ERT shall have the authority to direct the administration of PSE&Gs Active Load Management ("ALM") services that are not otherwise ordered by PJM. ERT will cooperate and coordinate all such activities with PSE&G. ERT will be responsible to provide adequate notice to PSE&G regarding the commencement and cessation of ALM activities, and PSE&G will be responsible to provide subsequent notice to ALM customers.

7.0 BILLING AND PAYMENT

      7.1 Billing Period

      As soon as practicable after the end of each billing period, ERT will render to PSE&G an invoice for Capacity, Energy and Ancillary Services provided during the preceding billing period.

      7.2 Timeliness of Payment

      All bills for service shall be due and payable, unless otherwise agreed upon, in accordance with ERT's invoice instructions five (5) calendar days after receipt of the billing statement. The invoice will be sent via facsimile or other means agreed to by the Parties. PSE&G will make payments by wire transfer, or by other mutually agreeable method(s), to the account of ERT as designated by ERT. Any amounts, both principal and interest, remaining unpaid after the due date will be deemed delinquent and will accrue interest at the Adjustment Interest Rate, such interest to be calculated from the due date to the date the unpaid amount is paid in full.

      7.3 Disputed Bills

      PSE&G may, in good faith, challenge the correctness of any bill rendered under the Agreement no later than twelve (12) months after the date the bill was rendered. In the event a bill or portion thereof, or any other claim or adjustment arising hereunder, is challenged, PSE&G shall nevertheless pay the entire amount of the statement when due, with notice of the objection given to ERT at that time. Any billing challenge shall be in writing and shall state the specific basis for the challenge. If it is subsequently determined or agreed that an adjustment to the bill is appropriate, a revised bill shall be prepared by ERT. A bill rendered under the Agreement shall be binding on PSE&G twelve
(12) months after the bill is rendered, except to the extent of any specific challenge to the bill made by the PSE&G prior to such time.

      7.4 Billing Adjustments

      ERT shall have the right to adjust any bill rendered under the Agreement for any errors in arithmetic, computation, meter readings, estimating, or otherwise no later than twelve (12) months after the date the bill was rendered. Any billing adjustment shall be in writing and shall state the


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

specific basis for the adjustment. A billing adjustment shall constitute a new bill for the purposes of this Section. An adjusted bill shall be binding on ERT twelve (12) months after the bill is rendered.

      Over-payments or underpayments resulting from a billing adjustment or billing challenge shall bear interest calculated at the Adjustment Interest Rate. In the case of an underpayment, interest shall accrue from the due date of the bill to which the adjustment or challenge relates to the date the additional charge is paid. In the case of an overpayment, interest shall accrue from the date the amount being refunded was received by ERT to the date the refund is made.

      7.5 New Taxes

      ERT shall pay for all excise, severance, production, sales, occupation and other taxes of like nature levied in respect to the Capacity or Energy, their sale, and the handling thereof prior to the Point of Delivery. PSE&G shall pay for all such taxes levied on such Capacity or Energy at and from the Point of Delivery. At ERT's request, PSE&G shall provide evidence of its wholesale tax exempt status in a form satisfactory to ERT. Absent such documentation, PSE&G shall be responsible for such applicable tax.

      7.6 Creditworthiness

      ERT may request reasonable assurances, in a form satisfactory to ERT, of PSE&G's continuing ability to pay for Power delivered pursuant to this Agreement at any time during the Term if all of PSE&G's ratings by nationally recognized rating agencies fall below investment grade.

8.0 PRICE

      8.1 Price for Energy, Capacity and Ancillary Services for PSE&G's BGS Customers. The price that PSE&G will pay ERT for Energy, Capacity and Ancillary Services provided to PSE&G for its retail BGS customers shall be the amount computed for each billing period equal to the full amount charged for BGS to PSE&G's retail customers pursuant to PSE&G's retail tariffs, on file with the BPU, less any sales and use tax during the Delivery Term. Such amount shall be taken directly from portions of PSE&G's retail tariff for electric service on file with the BPU.

      8.2  Price  for  Energy,  Capacity  and  Ancillary  Services  for  PSE&G's
Off-Tariff Rate Agreement Customers. The price that PSE&G will pay ERT for Energy, Capacity and Ancillary Services provided to PSE&G for its Off-Tariff Rate Agreement customers shall be the amount computed for each billing period equal to PSE&G's retail delivery to Off-Tariff Rate Agreement customers, multiplied by the comparable BGS rate for such customers pursuant to PSE&G's retail tariffs, on file with the BPU, less sales and use tax during the Delivery Term. Such amount shall be taken directly from portions of PSE&G's retail tariff for electric service on file with the BPU.

      8.3 Price Stability Charge. The price for services provided under this Agreement shall also include a price stability charge. In exchange for ensuring the reliability of PSE&G's BGS service and for removing the risk of price volatility from PSE&G, and to further ensure that PSE&G is capable of meeting its contractual obligations in its Off-Tariff Rate Agreements, the BPU ordered that PSE&G pay ERT an additional charge associated with the price stability of ERT's affiliate's combustion turbine assets, which shall be based on the installed capacity of those assets. The additional charge will be an amount computed for each billing period equal to the full actual amount collected by PSE&G for its unsecuritized generation stranded costs in accordance with the BPU Order through its Market Transition Charge (MTC) and other means during the Term of this Agreement.

9.0 EVENTS OF DEFAULT

      "Events of Default" with respect to a Party ("Defaulting Party") to the Agreement shall mean:

      (a) the failure by the Defaulting Party to make, when due, any payment under the Agreement if such failure is not remedied on or before the third (3rd) business day after notice of such failure to pay is received by the Party;

      (b) the failure by the Defaulting Party to observe and perform its material obligations in accordance with this Agreement;

      (c) the Defaulting Party or any entity guaranteeing the obligations of that Party (i) is generally not paying its debts as they become due;
            (ii) files or consents by answer or otherwise to the filing against it of any petition or case seeking relief under any Federal, State or foreign bankruptcy. insolvency or similar law (collectively, "Bankruptcy Laws"); (iii) makes a general assignment for the benefit of its creditors; (iv) applies for or consents to the appointment of a custodian, receiver, trustee, conservator or other officer with similar powers over it or over any substantial part of its property ("Custodian"); or (v) takes corporate action for the purpose of any of the foregoing; (vi) is dissolved; (vii) becomes insolvent or is unable or admits in writing its inability generally to pay debts as they become due; (viii) or is unable to provide adequate assurances to the other Party of its continued ability to perform; provided, however, that any such assurances required to be given with respect to creditworthiness, shall be governed by Section 7.6 above.

      (d) a court or governmental authority. agency, instrumentality or official of competent jurisdiction enters or issues an order or decree with respect to the Defaulting Party (i) appointing a Custodian; (ii) constituting an order for relief under, or approving a petition or case for relief or reorganization or any other petition or case to take advantage of, any Bankruptcy Laws; or (iii) ordering its dissolution, winding-up or liquidation.

      In the Event of Default under paragraph (b), the Defaulting Party will have one (1) day to cure the default following receipt of a "Notice of Default" from the Non-Defaulting Party. If the default is not cured within said one (1) day, the Non-Defaulting Party will have the right to obtain adequate assurances as described in Section 7.6 effective immediately from default date or to seek appropriate legal or equitable remedies.


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10.0 INTERRUPTIONS AND CURTAILMENTS

      10.1 The Power sold to PSE&G pursuant to this Agreement shall be Physically Firm, provided, however, that ERT shall not be responsible for any deficiencies in power quality of the supply, if such deficiency is without negligence on ERT's part. In the event of an interruption or curtailment by a Party, the Party interrupting the service shall, as promptly as reasonably practicable, give notice of such interruption or curtailment to the other Party.

      In the event that ERT is prevented from delivering Power or Ancillary Services to the Point of Delivery, ERT shall use Prudent Utility Practices to restore such delivery as soon as possible.

      10.2 Duty to Mitigate

      Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance of this Agreement.

11.0 INDEMNIFICATION

      PSE&G shall indemnify, defend and hold ERT harmless from and against all loss, cost and expense, including court costs and reasonable attorney fees, for any claims, suits, judgments, demands, actions or liabilities (collectively "injuries") growing out of the operations conducted or performance hereunder by PSE&G except for any such injuries caused by the gross negligence or willful misconduct of ERT. ERT shall indemnify, defend and hold PSE&G harmless from and against all loss, cost and expense, including court costs and reasonable attorney fees, for any claims, suits, judgments, demands, actions or liabilities (collectively "injuries") growing out of the operations conducted or performance hereunder by ERT, except for any such injuries caused by the gross negligence or willful misconduct of PSE&G.

12.0 LIMITATION OF LIABILITY

      For breach of any provision for which an express remedy or measure of damages is provided in this Agreement, the liability of the defaulting Party shall be limited as set forth in such provision, and all other damages or remedies are hereby waived. If no remedy or measure of damages is expressly provided, the liability of the defaulting Party shall be limited to direct damages only and all other damages and remedies are hereby waived. In no event shall either Party be liable to the other Party for consequential, incidental, punitive, exemplary or indirect damages in tort, for contract or otherwise.

13.0 FORCE MAJEURE

      As used in this Agreement, "Force Majeure" means any cause beyond the reasonable control of, and without the fault or negligence of, the Party claiming Force Majeure. It shall include, without limitation, sabotage, strikes or other labor difficulties, riots or civil disturbance, acts of God, act of public enemy, drought, earthquake, flood, explosion, fire, lightning, landslide, or similarly cataclysmic occurrence, or appropriation, diversion or interruption of Power by PJM or any court or governmental authority having jurisdiction thereof, or any other cause, whether of the kind herein enumerated, or otherwise, not within the control of the Party claiming suspension and which by the exercise of Due Diligence such Party is unable to prevent or overcome. Economic hardship of either Party shall not constitute a Force Majeure under this Agreement, including (i) the loss of the PSE&G's markets or inability economically to use or resell Capacity and/or Energy, and (ii) the loss or failure of ERT's ability to sell Capacity and/or Energy to a market at a more advantageous price.

If either Party to this Agreement is rendered wholly or partly unable to perform its obligations thereunder because of Force Majeure as defined above, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

            (i) the non-performing Party promptly, but in no case longer than three (3) business days after the occurrence of the Force Majeure, gives the other Party written notice describing the particulars of the occurrence;

            (ii) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure, and

            (iii) the non-performing Party used Due Diligence to remedy its inability to perform.

Neither Party to this Agreement will be required by the foregoing to settle a strike affecting it except when, according to its best judgment, such a settlement seems advisable. Nothing in this Section will excuse PSE&G from making payment for services provided under this Agreement.

14.0 TERM

      The Term of this Agreement shall be the period commencing with the beginning of the Delivery Term and ending on July 31. 2003.

15.0 MISCELLANEOUS

15.1 Withdrawal.

      If the Commission, or any court or agency having jurisdiction over this Agreement, finds any term or condition to be unjust, unreasonable, otherwise unlawful, or incompatible with regulatory policy, the Parties shall mutually withdraw all or any portion of this Agreement and enter into negotiations of such changes as are reasonably required to conform to the requirements of law; provided that the Parties may choose to terminate this Agreement if the Commission, or any court or agency having jurisdiction over this Agreement requires a material change hereto that either Party deems to be unacceptable.

      15.2 Assignment.

      Neither Party shall assign this Agreement or any part thereof without the prior written consent of the other Party (which such consent shall not be unreasonably withheld), except that either Party may assign this Agreement without the consent of the other Party to an affiliate or to any company which shall succeed by purchase, merger or consolidation to the electric properties substantially as an entirety of a Party. Any Party's transfer or assignment in violation of this section shall be void.

      15.3 Applicable Laws, Regulations, Orders, Approvals, and Permits.

      This Agreement is made subject to all existing or future applicable federal, state, and local laws and to all existing or future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters contained in Agreement.

      15.4 Choice of Law and Jurisdiction.

      The interpretation and performance of this Agreement shall be in accordance with the laws of the State of New Jersey, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction. Any dispute arising out of or related to this Agreement shall be litigated in a court of the State of New Jersey. Each Party expressly submits to the jurisdiction of the Courts of the State of New Jersey, and the federal courts situated in Newark and to service of process by certified mail.

      15.5 Counterparts to this Agreement.

      This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

      15.6 Notices.

      Unless otherwise provided in this Agreement, any notice, consent or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested) or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below, or sent by facsimile transmission to the facsimile number indicated below:

      ERT:

      Manager - Electric Trading Operations
      PSEG Energy Resources & Trade LLC
      80 Park Plaza
      Newark, NJ 07101

      PSE&G:

      Manager - BGS Service
      PSE&G
      80 Park Plaza
      Newark, NJ 07101

Either Party may from time to time change its address for the purpose of notices or other communications to that Party by a similar notice specifying a new address, but no such change shall be effective until it is actually received by the Party sought to be charged with its contents All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section shall be deemed to have been given (i) upon delivery if given by overnight courier or regular mail or (ii) upon automatically generated confirmation if given by facsimile.

      15.7 Confidentiality.

      Each  Party  agrees  that  it  will  treat  in  strictest  confidence  all documents, materials and other information marked "Confidential" or" Proprietary" by the disclosing Party ("Confidential Information"), which it shall have obtained regarding the other Party during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Confidential Information shall not be communicated to any third person (other than to its affiliates, counsel, accountants, financial or tax advisors, or insurance consultants or in connection with its financing); provided that in the event the receiving Party is required by law, regulation or court order to disclose any Confidential Information, the receiving Party will promptly notify the disclosing Party in writing prior to making any such disclosure in order to facilitate the disclosing Party's seeking a protective order or other appropriate remedy from the proper authority and further provided that the receiving Party further agrees that if the disclosing Party ultimately discloses such Confidential
Information to the requesting legal body, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. The obligations of nondisclosure and restricted use of Confidential Information shall survive the Closing and the expiration or other termination of this Agreement until such obligations expire in accordance with their respective terms.

      15.8 Partial Invalidity.

      Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. In the event that such a construction would be unreasonable or would deprive a Party of a material benefit under this Agreement, the Parties shall seek to amend this Agreement to remove the invalid provision and otherwise provide the benefit unless prohibited by law.

      15.9 Waivers.

      The failure of either Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. A waiver under this Agreement must be in writing and state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      15.10 Entire Agreement and Amendments.

      This Agreement supersedes all previous representations, understandings, negotiations and agreements either written or oral between the Parties hereto or their representatives with respect to the subject matter hereof and constitutes the entire agreement of the Parties with respect to the subject matter hereof. No amendments or changes to this Agreement shall be binding unless made in writing and duly executed by both Parties and accepted or approved by the Commission.

      15.11 No Third-Party Beneficiaries.

      Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to either Party, nor to give any third persons any right of subrogation or action against either Party.

      15.12 Further Assurances.

      If either Party determines in its reasonable discretion that any further instruments, assurances or other things are necessary or desirable to carry out the terms of this Agreement, the other Party will execute and deliver all such instruments and assurances and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

      15.13 Headings.

      The headings contained in this Agreement arc solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Agreement.

      15.14 Sections.

      Unless otherwise specified references in this Agreement to numbered Sections and Subsections shall be to Sections and Subsections of this Agreement.

      15.15 Commission Review.

      In connection with any Commission review of the Agreement, in the event the Commission modifies any term or condition, alters any charge(s), or in any way conditions its acceptance of the Agreement, and either Party determines that it is adversely affected in a material way by such Commission action and/or decision, the Parties hereby agree to promptly negotiate, in good faith, in an effort to reach agreement on terms and conditions mutually agreeable to the Parties relative to the subject matter of the Agreement. If no agreement is reached within sixty (60) days after such Commission action and/or decision either party shall have the right to terminate or cancel the Agreement by filing written notice of termination or cancellation with the Commission and serving a copy thereof on the other Party. Any such notice must be filed and served after such sixty (60) day period but no later than seventy-five (75) days after such Commission decision is final and not subject to any further administrative or judicial review; provided, however, that neither Party is obligated to seek such further review.

      15.16 Changes.

      This Agreement shall be changed solely by written amendment executed by both Parties. It is the intent of the Parties that this Agreement shall not be subject to change pursuant to Section 206 of the Federal Power Act except where the Commission determines pursuant to Section 206 that such change is required by the public interest.

      15.17 Amendments Included.

      Reference to, and the definition of, any document (including this Agreement) shall be deemed a reference to such document as it may be amended, amended and restated, supplemented or modified from time to time.

      15.18 Successors Included.

      Reference to any individual, corporation or other entity shall be deemed a reference to such individual, corporation or other entity, together with its successors and permitted assigns from time to time.

      15.19 Number, Gender and Inclusion.

      Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders. Whenever the words "include," "includes," or "including" are used in this Agreement, they are not limiting and have the meaning as if followed by the words "without limitation."

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth at the beginning of this Agreement.

PSEG Energy Resources & Trade LLC


By:__________________________________



Public Service Electric and Gas Company


By:__________________________________

                                  ATTACHMENT I

                           OFF-TARIFF RATE AGREEMENTS

                     APPROVED OR PENDING AS OF MARCH 3,1999

APPROVED

PSE&G OTRA 96-1                             Circuit Foil

PSE&G OTRA 96-2                             Ford

PSE&G OTRA 96-3                             Merck

PSE&G OTRA 97-1                             Ball Plastic

PSE&G OTRA 97-2                             Aluminum Shapes

PSE&G OTRA 97-3                             BASF

PSE&G OTRA 97-4                             Camden Iron

PSE&G OTRA 97-5                             Amerada Hess

PSE&G OTRA 97-6                             Passaic Valley Sewerage Commission

PSE&G OTRA 97-7                             Johnson & Johnson

PSE&G OTRA 97-8                             Union Carbide

PSE&G OTRA 97-9                             Port Authority Transit Corporation

PSE&G OTRA 98-1                             Nabisco

PSE&G OTRA 98-2                             Passaic Valley Sewerage Commission
                                              One year extension of OTRA 97-6
PENDING
PSE&G OTRA 98-3                             Marcal

PSE&G OTRA 99-1                             Garwood Paper

PSE&G OTRA 99-2                             Daily News

PSE&G OTRA 99-3                             Huntsman


                                    (Page 1)

                                  ATTACHMENT 2

                             PJM CHARGES AND CREDITS

                           TO BE PAID/RECEIVED BY ERT

Schedule 1, 3.2.1                  Spot Market Energy charges

Schedule 1, 3.2.2                  Regulation charges

Schedule 1, 3.2.3                  Operating Reserves charges

Schedule 1, 3.2.4, 3.4.1           Transmission Congestion charges

Schedule 1, 3.4.2                  Transmission Losses charges

Schedule 1, 3.2.6, 3.2.4           Emergency Energy charges

Schedule 1.3.6                     Meter Error Correction charges

Schedule 11                        Capacity Credit Market charges

Schedule 1, 3.3.1                  Spot Market Energy credits

Schedule 1, 3.3.2                  Regulation credits

Schedule 1 , 3.3.3                 Operating Reserves credits

Schedule 1, 3.2.4, 3.4.1           Transmission Congestion credits with respect
                                   to fixed transmission rights

Schedule 1, 3.2.5                  Transmission Losses credits

Schedule 1, 3.2.6, 3.2.4           Emergency Energy credits

Schedule 11                        Capacity Credit Market credits

Schedule IA                        RTO Scheduling, System Control and Dispatch
                                   Service Charges

Schedule 2 Reactive Supply and Voltage Control from Generation Sources Service charge

Schedule 3 Regulation and Frequency, Response Service charges

Schedule 4                         Energy Imbalance Service charges

Schedule 5 Operating Reserves - Spinning Reserve and Supplemental Reserve Service charges

Schedule 7                         Long-Term - Yearly Delivery

Schedule 7                         Short-Term - Monthly Delivery


                                   (Page 2-a)

                                  ATTACHMENT 2

                             PJM CHARGES AND CREDITS

                           TO BE PAID/RECEIVED BY ERT

Schedule 7                         Short-Term - Weekly Deliver

Schedule 7                         Short-Term - Daily Delivery

Schedule 7                         Congestion and Losses

Schedule 7                         Long-Term - Other Supporting Facilitates and
                                   Taxes

Schedule 7                         Short-Term - Other Supporting Facilities and
                                   Taxes

Schedule 8                         Monthly Delivery

Schedule 8                         Weekly Delivery

Schedule 8                         Daily Delivery

Schedule 8                         Hourly Delivery

Schedule 8                         Congestion and Losses

Schedule 8                         Other Supporting Facilities and Taxes

Schedule 2                         Reactive Supply and Voltage Control from
                                   Generation Sources
                                   Service credits

Schedule 4                         Energy Imbalance Service credits

Section 27a Non-Finn Point-to-Point Transmission Service credits


                                   (Page 2-b)